UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013 (March 12, 2013)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2013, iStar Financial Inc., a Maryland corporation (the “Company”), entered into an Underwriting Agreement, dated March 12, 2013 (the “Underwriting Agreement”), by and among the Company and Barclays Capital Inc. and the other several underwriters named therein with respect to the issuance and sale by the Company of 3,500,000 shares of its 4.50% Series J Cumulative Convertible Perpetual Preferred Stock, liquidation preference $50.00 per share (which included an option for the underwriters to purchase an additional 500,000 shares) (together, the “Series J Preferred Stock”).  The Series J Preferred Stock (including the additional 500,000 option shares) was issued and delivered to the underwriters on March 18, 2013.  The Company intends to use the net proceeds from the issuance and sale of the Series J Preferred Stock for new investment activities and general corporate purposes.

On March 15, 2013, the Company executed Articles Supplementary designating the rights and preferences of the Series J Preferred Stock (the “Articles Supplementary”).  Each share of the Series J Preferred Stock has a liquidation preference of $50.00 per share and is convertible, at the holder’s option at any time, initially into 3.9087 shares of the Company’s common stock (equal to an initial conversion price of approximately $12.79 per share), subject to specified adjustments.  If a fundamental change occurs as specified in the Articles Supplementary, the Company may be required to pay a make-whole premium on the Series J Preferred Stock converted in connection with the fundamental change.

The Company may not redeem the Series J Preferred Stock prior to March 15, 2018.  On or after March 15, 2018, the Company may, at its option, redeem the Series J Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price equal to 100% of the liquidation preference of $50.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

The Series J Preferred Stock was registered with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-181470) (as the same may be amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Copies of the Underwriting Agreement and Articles Supplementary are attached to this Report as Exhibits 1.1 and 3.1, respectively, and incorporated herein by reference.  The summary set forth above is qualified in its entirety by reference to Exhibits 1.1 and 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 12, 2013, by and among the Company and Barclays Capital Inc. and the other several underwriters named therein, relating to the Series J Preferred Stock.

3.1	Articles Supplementary designating the Series J Preferred Stock.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Series J Preferred Stock.

23.1	Consent of Clifford Chance US LLP (included in exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: March 18, 2013	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: March 18, 2013	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer